Exhibit (a)(1)
       ELLSWORTH CONVERTIBLE GROWTH AND INCOME FUND, INC.

              ARTICLES OF AMENDMENT AND RESTATEMENT



          Ellsworth Convertible Growth and Income Fund, Inc., a Maryland corporation (the "Corporation"), having its principal office at 32 South Street, Baltimore, Maryland 21202 and having The Corporation Trust Incorporated, a Maryland corporation, as its resident agent located at 32 South Street, Baltimore, Maryland 21202, in the manner prescribed by Section 2-609 of the Maryland General Corporation Law, hereby certifies to the State of Maryland Department of Assessments and Taxation, that:

          FIRST:   The  Charter  of  the  Corporation  is  hereby
amended by:

(a) striking out Article I of the articles of incorporation and by redesignating Article II through Article IX as Article I through Article VIII, inclusive.

(b) striking out Article VI, Section 1 of the redesignated articles of incorporation and inserting in lieu thereof the following:
          (1) The number of directors of the Corporation shall be seven (7), which number may be increased or decreased pursuant to the By-Laws of the Corporation but shall never be less than three (3)except for any period during which shares of the Corporation are held by less than three stockholders and in such instance such number shall not be less than the number of stockholders. The name of the directors who shall not until the first annual meeting or their successors are duly chosen and qualify are:

               Ronald E. Dinsmore
               Thomas E. Dinsmore
               Gordon F. Ahalt
               William A. Benton
               Elizabeth Bogan
               Donald M. Halsted, Jr.
               Duncan O. McKee

(c) adding to the articles of incorporation a new Article IX which shall be as follows:

                           ARTICLE IX

          Commencing  with  the  fiscal  year  of   the
          Corporation which begins on October 1, 1991, and is each fiscal year thereafter, if (i) the Corporation has not adopted for said fiscal year the amendment described in this Article, and (ii) shares of the Corporation's

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          common  stock  have traded on  the  principal
          securities  exchange  where  listed   at   an
          average discount from net asset value of more
          than  5%,  determined on  the  basis  of  the
          discount  as  of the end of the last  trading
          day  in  each  week during the period  of  12
          calendar weeks next preceding November 15  in
          each year, the Corporation will submit to its
          stockholders  at  the next succeeding  annual
          meeting  of stockholders a proposal,  to  the
          extent consistent with the Investment Company
          Act  of  1940,  to amend the Charter  of  the
          Corporation   to  provide  that,   upon   the
          adoption of such amendment by the holders of two-thirds of the Corporation's outstanding shares of common stock, each share of the Corporation's common stock may be presented to the Corporation as of the last trading day of each fiscal quarter, upon written notice delivered to the Corporation's transfer agent not less than 30 days prior thereto, for payment to the holder at net asset value per share at the close of business on the date of presentment.

(d) striking out Article X, Section 5 of the articles of incorporation and inserting in lieu thereof the following:

               (1) The affirmative vote or consent of the holders of two-thirds of the outstanding shares of the Corporation is required to authorize any of the following actions:

                    (A) merger or consolidation of the Corporation with an open-end investment company;

                    (B)  dissolution of the Corporation;

                    (C) sale of all or substantially all of the assets of the Corporation;

                    (D) provision for any future presentment of shares by stockholders, as set forth in Article IX of this Charter; or

                    (E) amendment to the Charter of the Corporation which makes the Common Stock a redeemable security (as such term is defined in the Investment Company Act of 1940) or which reduces the two-thirds vote required to authorize the actions in (A) through (D) above.

The Charter of the Corporation is hereby restated to read as follows:

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        AMENDED AND RESTATED ARTICLES OF INCORPORATION

                               OF

       ELLSWORTH CONVERTIBLE GROWTH AND INCOME FUND, INC.


                            ARTICLE I

                 The name of the Corporation is:

       ELLSWORTH CONVERTIBLE GROWTH AND INCOME FUND, INC.


                           ARTICLE II

         The purposes for which the Corporation is formed are to act as a closed-end management investment company under the Investment Company Act of 1940 and to engage in any or all lawful business for which corporations may be organized under the Maryland General Corporation Law.

                           ARTICLE III

         The Corporation is expressly empowered as follows:

(1) To hold, invest and reinvest its assets in securities and other investments including assets in cash.

(2) The issue and sell shares of its capital stock in such amounts and on such terms and conditions and for such purposes and for such amount or kind of consideration as may now or hereafter be permitted by law.

(3) To purchase or otherwise acquire, hold, dispose of, resell, transfer, reissue or cancel (all without the vote or consent of the stockholders of the Corporation) shares of its capital stock, in any manner and to the extent now or hereafter permitted by law and by the Charter of the Corporation.

(4) To enter into a written contract or contracts with any person or persons providing for a delegation of the management of all or part of this Corporation's securities portfolio and also for the delegation of the performance of various administrative or corporate functions, subject to the direction of the Board of Directors. Any such contract or contracts may be made with any person even though such person may be an officer, other employee, director or stockholder of this Corporation or a corporation, partnership, trust or association in which any such officer, other employee, director or stockholder may be interested.

(5) To enter into a written contract or contracts employing such custodian or custodians for the safekeeping of the property of the Corporation and of its shares, such dividend disbursing agent

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

or agents and such transfer agent or agents for its shares, on such terms and conditions as the Board of Directors of this Corporation may deem reasonable and proper for the conduct of the affairs of the Corporation, and to pay the fees and disbursements of such custodians, dividend disbursing agents and transfer agents out of this income and/or any other property of the Corporation. Notwithstanding any other provisions of the Charter or the By-Laws of the Corporation, the Board of Directors may cause any or all of the property of the Corporation to be transferred to, or to be acquired and held in the name of, a custodian so appointed or any nominee or nominees of such custodian satisfactory to the Board of Directors.

(6) To do any and all such further acts or things and to exercise any and all such further powers or rights as may be necessary, incidental, relative, conducive, appropriate or desirable for the accomplishment, carrying out or attainment of the purposes stated in Article III hereof.
          The corporation shall be authorized to exercise and enjoy all of the powers, rights and privileges granted to, or conferred upon, corporation by the General Laws of the State of Maryland now or hereafter in force, and the enumeration of the foregoing shall not be deemed to exclude any powers, rights or privileges so granted or conferred.

                           ARTICLE IV

          The post office address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202. The name of the resident agent of the Corporation in this State is The Corporation Trust Incorporated, a corporation of this State, and the post office address of the resident agent is 32 South Street, Baltimore, Maryland 21202.

                            ARTICLE V

(1) The total number of shares of capital stock which the corporation shall have the authority to issue is Twenty Million (20,000,000) shares, of the par value of One Cent ($0.01) per share and of the aggregate par value of Two Hundred Thousand Dollars ($200,000), all of which shares are designated common stock.

(2) Any fractional share will carry proportionately all the rights of a whole share, excepting any right to receive a certificate evidencing such fractional share, but including, without limitation, the right to vote and the right to receive dividends.

(3) All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of the Charter and the By-Laws of the Corporation.

                           ARTICLE VI

(1) The number of directors of the Corporation shall be seven(7), which number may be increased or decreased pursuant to the By-Laws of the Corporation but shall never be less than three (3) except for any period during which shares of the Corporation are held by less than three stockholders and in such instance such
number  shall  not be less than the number of stockholders.   The
name of the directors who shall act until the first annual meeting or until their successors are duly chosen and qualify are:

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               Ronald E. Dinsmore
               Thomas H. Dinsmore
               Gordon F. Ahalt
               William A. Benton
               Elizabeth Bogan
               Donald M. Halshed, Jr.
               Duncan O. McKee

(2) No holder of stock of the Corporation shall, as such holder, have any preemptive right to purchase or subscribe for any shares of the capital stock of the Corporation or any other security of the Corporation which it may issue or sell (whether out of the number of shares authorized by the Charter, or out of any shares of the capital stock of the Corporation acquired by it after the issue thereof, or otherwise) other than such right, if any, as the Board of Directors, in its discretion, may determine.

(3) Each director and each officer of the Corporation shall be indemnified by the Corporation to the full extent permitted by the General Laws of the State of Maryland and the Investment Company Act of 1940, now or hereafter in force, including advance of related expenses.
                           ARTICLE VII

          Any determination made in good faith, so far as accounting matters are involved, in accordance with accepted accounting practices by or pursuant to the direction of the Board of Directors, as to the amount of assets, obligations or liabilities of the Corporation, as to the amount of net income of the Corporation from dividends and interest for any period or amounts at any time legally available for the payment of dividends, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating reserves or as to the use, alteration or cancellation of any reserves or charges (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged or shall be then or thereafter required  to  be  paid  or discharged) as to  the  value  of  any security owned by the Corporation or as to any other matters relating to the issuance, sale or other acquisition or disposition of securities or shares of capital stock of the Corporation, and any reasonable determination made in good faith by the Board of Directors as to whether any transaction constitutes a purchase of securities on "margin," a sale of securities "short," or any underwriting of the sale of, or a participation in any underwriting or selling group in connection with the public distribution of, any securities, shall be final and conclusion, and shall be binding upon the Corporation and all holders of its capital stock, past, present and future, and shares of the capital stock of the Corporation evidenced by the purchase of shares of capital stock or acceptance of share certificates, that any and al such determination shall be binding as aforesaid. No provision of the Charter of the Corporation shall be effective to (i) require a waiver of compliance with any provision of the Securities Act of 1933, as amended, or the Investment Company Act of 1940, as amended, or of any valid rule, regulation or order of the Securities and Exchange Commission thereunder or (ii) protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

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

                          ARTICLE VIII

          The duration of this Corporation shall be perpetual.

                           ARTICLE IX

          Commencing with the fiscal year of the Corporation which begins on October 1, 1991, and in each fiscal year thereafter,  if  (i)  the Corporation has not  adopted  for  said fiscal year the amendment described in this Article, and (ii) shares of the Corporation's common stock have traded on the principal securities exchange where listed at an average discount from net asset value of more than 5%, determined on the basis of the discount as of the end of the last trading day in each week during the period of 12 calendar weeks next preceding November 15 in each year, the Corporation will submit to its stockholders at the next succeeding annual meeting of stockholders a proposal, to the extent consistent with the Investment Company Act of 1940, to amend the Charter of the Corporation to provide that, upon the adoption of such amendment by the holders of two-thirds of the Corporation's outstanding shares of common stock, each share of the Corporation's common stock may be presented to the Corporation as of the last trading day of each fiscal quarter, upon written notice delivered to the Corporation's transfer agent not less than 30 days prior thereto, for payment to the holder at net asset value per share at the close of business on the date of presentment.

                            ARTICLE X

(1) The Corporation reserves the right from time to time to make any amendments to its Charter which may now or hereafter be authorized by law, including any amendment which alters the contract rights, as expressly set forth in its Charter, of any outstanding stock.

(2) Notwithstanding any provision of the General laws of the State of Maryland requiring any action to be taken or authorized by the affirmative vote of a greater proportion than the majority of the total number of shares of the holders of a majority or other designated proportion of the votes of all classes or of any class of stock of the Corporation, such action shall be effective and valid if taken or authorized by the affirmative vote of the holders of a majority of the total number of shares outstanding and entitled to vote thereon, except as otherwise provided in the Charter of the Corporation.

(3) So long as permitted by Maryland law, the books of the Corporation may be kept outside of the State of Maryland at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

(4) In furtherance, and not in limitation, of the powers conferred by the laws of the State of Maryland, the Board of Directors is expressly authorized;

    (A) To make, alter or repeal the By-laws of the Corporation, except where such power is reserved by the By-Laws to the stockholders, and except as otherwise required by the Investment Company Act of 1940, as amended.

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    (B)  From time to time to determine whether and to what extent and at what times and places and under what conditions and regulations the books and accounts of the Corporation, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by law or authorized by resolution of the Board of Directors.

    (C) Without the assent or vote of the stockholders, to authorize and issue obligations of the Corporation, secured and unsecured, as the Board of Directors may determine, and to authorize and cause to be executed mortgages and liens upon the property of the Corporation, real and personal.

    (D) In addition to the powers and authorities granted herein and by statute expressly conferred upon it, the Board of Directors is authorized to execute all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of Maryland law, the Charter and the By-Laws of the Corporation.

(5) The affirmative vote or consent of the holders of two-thirds of the outstanding shares of the Corporation is required to authorize any of the following actions:

    (A) merger or consolidation of the Corporation with an open-end investment company;

    (B)  dissolution of the Corporation;

    (C) sale of all or substantially all of the assets of the Corporation;

    (D) provision for any future presentment of shares by stockholders, as set forth in Article IX of this Charter; or

    (E) amendment to the Charter of the Corporation which makes the Common Stock a redeemable security (as such term is defined in the Investment Company Act of 1940) or which reduces the two-thirds vote required to authorize the actions in (A) through (D) above.

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

          IN WITNESS WHEREOF, Ellsworth Convertible Growth and Income Fund, Inc. has caused these Amended and Restated Articles of Incorporation to be signed in its name and on its behalf by its duly authorized officers who acknowledge that these Articles are the act of the Corporation, and further acknowledge that, to the best of their knowledge the matters and facts set forth therein are true in all material respects under the penalties of perjury.

          Dated the 24th day of June, 1986.

                                   ______________________
                                   Thomas H. Dinsmore
                                   President

Attest:

____________________________
Sigmund Levine
Secretary

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          SECOND:  The number of directors of the corporation  is
seven (7).  The names of the directors are:

               Ronald E. Dinsmore
               Thomas H. Dinsmore
               Gordon F. Ahalt
               William A. Benton
               Elizabeth Bogan
               Donald M. Halshed, Jr.
               Duncan O. McKee

          The Board of Directors of the Corporation, at a meeting duly convened and held by telephone on June 18, 1986, adopted resolutions in which were set forth the foregoing amendments to the Charter, declaring that said amendments and restatement of the Charter was advisable and directing that it be submitted for action thereon by the stockholders.

          THIRD: The amendments and restatements of the Charter of the Corporation as hereinbefore set forth were approved by a consent in writing setting forth said amendments and restatement of the Charter, signed by all the stockholders entitled to vote on said amendment, such consent having been filed with the records of stockholders' meetings.

          IN  WITNESS  WHEREOF, Ellsworth Convertible Growth  and
Income Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President and attested by its Secretary, on June 24, 1986.

                                   ELLSWORTH CONVERTIBLE GROWTH
                                   AND INCOME FUND, INC.


                                   By:  /s/ Thomas H. Dinsmore
                                     Thomas H. Dinsmore
                                     President

Attest:

/s/ Sigmund Levine
Sigmund Levine
Secretary

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